SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 4 TO
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FISHTHEWORLD HOLDINGS, INC.
(Exact Name of Small Business Issuer in its Charter)

Florida (State of Incorporation)	---- (Primary Standard Classification Code)	65-0956101 (IRS Employer ID No.)

2206 NE 26TH STREET
FORT LAUDERDALE, FLORIDA   33305
(954) 568-0865
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

JON GUNDLACH
2206 NE 26TH STREET
FORT LAUDERDALE, FLORIDA   33305
(954) 568-0865
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
4400 ROUTE 9, 2ND FLOOR
FREEHOLD, NEW JERSEY
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock of par value $0.0001 per share	200,800	$.50	$100,400	$92.37

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to Fishtheworld shareholders in a private placement memorandum. The price of $.50 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER     , 2002

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

FISHTHEWORLD HOLDINGS, INC.

200,800 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange. The 200,800 shares of our common stock can be sold by selling security holders at a fixed price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date Of This Prospectus Is: December    , 2002

Until            , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

FISHTHEWORLD HOLDINGS, INC.

We were incorporated on June 26, 1998 under the laws of the State of Florida as Asturias Industries, Inc. We commenced operations as a developmental stage company and had no revenues from inception until consummating our merger with Fishtheworld.com, Inc. On May 8, 2002, we acquired all of the shares of Fishtheworld.com, Inc. from the Fishtheworld.com, Inc. shareholders in consideration for the issuance of 9,000,000 shares our common stock to the Fishtheworld.com, Inc. shareholders pursuant to a Stock Purchase Agreement and Share Exchange between Fishtheworld.com, Inc. and us. Pursuant to the Agreement, Fishtheworld.com, Inc. became our wholly owned subsidiary and we changed our name to FishtheWorld Holdings, Inc. Until this merger our activities had been limited to actions related to our organization and we conducted virtually no business operations. Now our principle line of business is providing an online magazine for persons interested in fishing reports from all over the world. Our principal offices are located at 2206 NE 26th Street, Fort Lauderdale, Florida 33305.

FISHTHEWORLD.COM, INC.

Our subsidiary, FishtheWorld.com, Inc., provides Internet users the ability to search an international database of fishing reports that contain detailed information about fishing and fishing hot spots around the world. During the last 4 years, Fishtheworld.com, Inc. has built a fishing reports service for the fishing community both nationally and internationally and we are currently increasing our operations to include the expansion of our fishing reports services worldwide and reference information for the recreational industry which will better allow Internet users a quick and easy way to search for fishing guides, charters, online purchasing of fishing products and services, fishing travel adventures and educational information.

Securities Being Offered. Our selling security holders are offering up to 200,800 shares of common stock. The selling security holders may sell their shares at a fixed price of $.50 until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. However, there is no guarantee that our common stock will ever be quoted on the OTC Bulletin Board. There are no minimum number of shares that must be sold in this offering.

Securities Issued and to be Issued. There are currently 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

We May Require Additional Funds to Achieve Our Current Business Strategy and Our Inability to Obtain Additional Financing Will Inhibit Our Ability to Expand or Even Maintain Our Business Operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We Have a Limited Operating History That You Can Use to Evaluate Us and Therefore We May Not Survive If We Meet Some of the Problems, Expenses, Difficulties, Complications and Delays Frequently Encountered by a Start up Company.

We were incorporated on June 26, 1998. Our wholly owned subsidiary, Fishtheworld.com, Inc. was incorporated in 1998. We have not undertaken any significant operations to date. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies.

To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base and expanding our online fishing reports services.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgement as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

If We Are Unable to Generate Significant Revenues from Our Operations, We May Be Unable to Expand Our Product Line and Products Offerings

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain product development programs. We intend to increase the number of products that we sell on our website and ultimately this expansion of our products may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

As an Internet Company, We Are in an Intensely Competitive Industry and Any Failure to Timely Implement Our Business Plan Could Diminish or Suspend our Development and Possibly Cease Our Operations.

The internet industry is highly competitive, and has few barriers to entry. Although there are few competitors who offer the same or similar services of the type we offer, we can provide no assurance that additional competitors will not enter markets that we intend to serve. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

Our Industry Depends on Discretionary Consumer Spending, Which If Negatively Affected, Could Diminish the Profitability of Your Investment.

Our business opportunities are directly dependent upon the level of consumer spending on recreational travelactivities and related services, a discretionary spending item. If discretionary consumer spending on recreational travel activities declines, the travel industry may be negatively affected which may in turn cause a decline in the use or need for our services which will likely cause a reduction in our revenues. Our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. We can provide no assurance that consumer spending in general or spending on recreational travel activities in particular will not decline, thus negatively affecting our future viability and profitability or that our business will not suffer financially by future downturns in the travel industry.

If We Are Unable to Establish a Large User Base We May Have Difficulty Attracting Advertisers to Our Web Site, Which May Affect Our Ability to Expand Our Business Operations and Product Line.

An integral part of our business plan and marketing strategy requires us to establish a large user base. Once we are able to establish a large user base and a demand for our online services, we will be able to attract advertisers to our web site and possibly begin to generate advertising revenues. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

Our Market Is Characterized by Rapid Technological Change, and If We Fail to Develop and Market New Technologies Rapidly, We May Not Become Profitable in the Future.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or emerging industry standards. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

If We Are Unable to Hire and Retain Key Personnel, Then We May Not Be Able to Implement Our Business Plan.

We depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our President and Secretary Jon Gundlach, to manage our business operations. At the present time, Mr. Gundlach devotes approximately 10 hours per week to the business affairs of the company. The loss of the services of Mr. Gundlach could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

You May Not Be Able to Liquidate Your Investment Since There Is No Assurance That a Public Market Will Develop for Our Common Stock or That Our Common Stock Will Ever Be Approved for Trading on a Recognized Exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we currently intend to seek a market maker to apply for a listing on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We can not assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment which will result in the loss of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 200,800 shares of common stock offered through this prospectus. The shares include the following:

The selling shareholders named in this prospectus are offering all of the 200,800 shares of common stock offered through this prospectus. The shares include the following:

1.	71,800 shares of our common stock that the selling shareholders acquired from us under an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 in an offering that was completed in August, 1999; and

2.	129,000 shares of our common stock that the selling shareholders acquired from us as part of the merger agreement dated May 8, 2002 between us and Fishtheworld.com, Inc. Such shares were issued in accordance with an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The following table provides as of December 4, 2002 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering;

4.	the percentage owned by each; and

5.	the identity of the beneficial holder of any entity that owns the shares.

Name of selling stockholder	Shares of common Stock owned prior to offering(1)	Shares of common stock to be sold (1)	Shares of common stock owned After offering
			Number	Percent(1)

Patricia and Barry Savage 12210 SW 120 Ave Miami, FL 33186	1,000	1,000	0	0

Charlotte Lynn 5940 SW 87 Street Miami, Fl 33156	1,000	1,000	0	0

Jeffrey Gerstein 100 Kings Point Dr. Miami, FL 33160	1,000	1,000	0	0

Dr. Allyn H. Jacobson 10044 SW 130 Terrace Miami, FL 33176	1,000	1,000	0	0

Victor Rones 7175 SW 118 St. Miami, FL 33154	1,000	1,000	0	0

Earl & Elaine Dorfman 4146 Laurel Estates Way Lake Worth, FL 33467	1,000	1,000	0	0

Brian Callanan 7340 SW 5th Street Plantation, FL 33317	1,000	1,000	0	0

Chris Dawes 117 NW 100 St. Miami, FL 33150	1,000	1,000	0	0

Andrew Hesser 10124 SW 130th Terrace Miami, FL 33176	1,000	1,000	0	0

Lee Hediger 2823 Oakbrook Dr. Ft. Lauderdale, FL 33332	1,000	1,000	0	0

Sylvan Garrett Hancock 804 Wilkerson St. Orlando, FL 32803	1,000	1,000	0	0

Carmen Perez 634 Bird Road Coral Gables, FL 33146	1,000	1,000	0	0

Dr. Frank & Kim Greenberg 4221 Fox Hollow Drive Arlington, TX 76016	1,000	1,000	0	0

Richard Glaser 7771 SW 162 St. Miami, FL 33157	1,000	1,000	0	0

Melissa Glaser 7771 SW 162 St. Miami, FL 33157	1,000	1,000	0	0

Scott Glaser 7771 SW 162 St. Miami, FL 33157	1,000	1,000	0	0

Russell Kirsner 22277 Woodborn Dr. Boca Raton, FL 33428	1,000	1,000	0	0

Nancy Reynolds 3237 NE 10th St., #2 Pompano Beach, FL 33062	1,000	1,000	0	0

Scott Shiffman 2015 Brook Meadow Dr. Alpharetta, GA 30005	2,000	2,000	0	0

Murray Gerstein 240 E. Palisades Ave.#G Englewood Cliffs, NJ 07631	1,000	1,000	0	0

Shirley Ryan 2740 NE 6th Street Pompano Beach, FL 33062	1,000	1,000	0	0

Sharon Baker 104 Half Moon Circle, Ste H-3 Hypoluxo, FL 33462	1,000	1,000	0	0

Andre Perez 745 Benevento Ave. Coral Gables, FL 33146	500	500	0	0

Alan & Robin Dorfman 4146 Laurel Estates Way Lake Worth, FL 33467	1,000	1,000	0	0

J. Bennett Grocock 1612 Hackney Ave. Orlando, FL 32806	1,000	1,000	0	0

Lisa Cohen 124 Bright Road Belmont, MA 02178	1,000	1,000	0	0

Scott Rhodes 118 Fox Trail Terrace Gaithersburg, MD 20878	1,000	1,000	0	0

Inge Bennett 76 Willow St. Glen Ridge, NJ 07028	1,000	1,000	0	0

Lester Glaser 8601 SW 20 Terrace Miami, FL 33155	1,000	1,000	0	0

Kenneth C. Greenberg Nancy Greenberg 10240 SW 84th Ave. Miami, FL 33156	25,000	25,000	0	0

Yohana Quinonez 1945 Brickell Ave., C-C4 Miami, FL 33129	1,000	1,000	0	0

Miguel Ponce 1915 Brickell Ave., C-C4 Miami, FL 33129	1,000	1,000	0	0

Charles Steven Simmons 22154 Martella Ave. Boca Raton, FL 33433	1,000	1,000	0	0

Alfonso Perez 745 Benevento Ave. Coral Gables, FL 33146	1,000	1,000	0	0

Shelley Simmons 22154 Martella Ave. Boca Raton, FL 33433	1,000	1,000	0	0

Mark Kulkowitz 114 Pearl Ave. W. Cape May, NJ 08024	1,000	1,000	0	0

Jacob Gitman 1111 Kane Concourse, Ste 518 Bay Harbour Islands, FL 33154	1,000	1,000	0	0

Neal Studd 2519 N. Ocean Blvd. Boca Raton, FL 33431	1,000	1,000	0	0

Craig Kirsner 825 Brickell Bay Dr., #1150 Miami, FL 33131	1,000	1,000	0	0

Charlotte Guiberson 8420 Halliford Court Plano, TX 75024	1,000	1,000	0	0

Harris Millman 3441 Carlton Lane Davie, FL 33330	1,000	1,000	0	0

Erika Bleiberg 76 Willow Street Glen Ridge, NJ 07028	1,000	1,000	0	0

Javier Rodriguez 8380 SW 103 St. Miami, FL 33156	1,000	1,000	0	0

Alvin Goldstein 244 13th Street NE, Apt. 209 Atlanta, GA 30309	1,000	1,000	0	0

J.T. Haley 100 South Biscayne Blvd., #800 Miami, FL 33131	1,000	1,000	0	0

Daniel Marmorstein 10945 SW 82 Ave. Miami, FL 33156	1,000	1,000	0	0

Sean King 8000 North Federal Highway Boca Raton, FL 33487	1,000	1,000	0	0

Barry Tabachnikoff 8925 SW 93rd Ct. Miami, FL 33176	1,000	1,000	0	0

Beverly Ann Black 6211 Seminole Place College Park MD 20740	5,000	5,000	0	0

Peter S. Dukuchitz III 741 SW 12th Ave Fort Lauderdale FL 33312	5,000	5,000	0	0

Robert F Foltz 1918 NE 32nd Ave Fort Lauderdale FL 33305	5,000	5,000	0	0

April Gorndt 1444 SE 13th St. Deerfield Beach FL 33441	5,000	5,000	0	0

Juanita M Gundlach 1600 Brickell Drive Fort Lauderdale FL 33301	5,000	5,000	0	0

Mary Catherine Gundlach 1349 Middle River Drive Fort Lauderdale FL 33304	5,000	5,000	0	0

Sarah Elizabeth Gundlach 1349 Middle River Drive Fort Lauderdale FL 33304	5,000	5,000	0	0

William Gundlach IV 1349 Middle River Drive Fort Lauderdale FL 33304	5,000	5,000	0	0

William Gundlach III 1349 Middle River Drive Fort Lauderdale FL 33304	5,000	5,000	0	0

William Gundlach II 1600 Brickell Drive Fort Lauderdale FL 33301	5,000	5,000	0	0

Robert J Hanrahan 1839 Middle River Drive #500 Fort Lauderdale FL 33305	5,000	5,000	0	0

Michael L. Mannix PO Box 17392 Plantation FL 33318	5,000	5,000	0	0

Jeffrey L Shaffer/Dennis M Watson 2751 Taft St. #402 Hollywood FL 33020	5,000	5,000	0	0

David Donovan 1705 Palm Cove Blvd. #203 Delray Beach FL 33445	15,000	15,000	0	0

Paul V Anselmo 2190 NE 68th St. #532 Fort Lauderdale FL 33308	15,000	15,000	0	0

Anslow & Jaclin, LLP Freehold Executive Center 4400 Route 9 South, 2nd Floor Freehold, NJ 07728	25,000	25,000	0	0

Paul Hundredmark 5495 NE 25th Avenue Ft. Lauderdale, FL 33308	1,000	1,000	0	0

Charles W. Randall 4240 NW 12th Avenue Ft. Lauderdale, FL 33309	1,000	1,000	0	0

James Strauss 971 East Country Club Circle Plantation, FL 33317	1,000	1,000	0	0

Frank D. Smith, Jr. 3396 NE 29th Avenue Ft. Lauderdale, FL 33064	1,000	1,000	0	0

(1)   Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2)   Richard Anslow is a representative of Anslow & Jaclin, LLP and has investment control of our common shares owned by Anslow & Jaclin, LLP.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.

None of the selling shareholders or their beneficial owners:

o	has had a material relationship with us other than as a shareholder at any time within the past three years except that William Gundlach II and Juanita Gundlach are the parents of Jon Gundlach, our President, Secretary and Director; William Gundlach is the brother of Jon Gundlach and Mary Catherine Gundlach, Sara Elizabeth Gundlach and William Gundlach IV are nieces and the nephew of Jon Gundlach.
o	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.
o	is a broker-dealer or affiliate of broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.50 until a market develops for the stock. At such time, the selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

Rule 144

The shares may also be sold in compliance with the Securities and Exchange Commission”s Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker”s or dealer”s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of October 31, 2002 are as follows: Directors:

Name of Director	Age

Jon Erik Gundlach	33

Executive Officers:

Name of Officer	Age	Office

Jon Erik Gundlach	33	President and Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Jon Erik Gundlach, has been our President since May, 2002. Mr. Gundlach currently sits on the board of the international company, Safe Food Systems Inc., which owns several patents related to the food safety and technology industry. Safe Food Systems, Inc. is a food safety training company which trains all management and employees. Safe Food Systems, Inc. has no affiliation to us. Mr. Gundlach is also the President and a fifty (50%) shareholder of 12th Street Mobile Corporation, which business purpose is to own and manage the property located at 2206 NE 26th Steet, Fort Lauderdale, Florida 33305. We have an affiliation to 12th Street Mobile Corporation in that we lease a small executive suite on the Fort Lauderdale property for which no rent is paid to 12th Street Mobile Corporation.

As the former founder and Chief Executive Officer of Natural Exotic Tropicals Inc., a gourmet food manufacturing company, Mr. Gundlach was able to create sales and expansion in a traditionally lethargic and overburdened market. Mr. Gundlach owned Natural Exotic Tropicals Inc. from October of 1993 until March of 2000 when he sold the assets of the corporation. Natural Exotic Tropical Inc. presently operates as Van Tropics Inc. DBA Natural Exotic Tropicals. Prior to 1993, Mr. Gundlach was Vice President of Indian Hills Grove Inc., a Florida company in the citrus industry. He was responsible for a 250,000 customer mail order list, and facilitating working agreements between the United States Post Office and common carrier systems for a unique distribution system spanning the continental U.S. including Canada and Europe. Mr. Gundlach has vast experience in the packaging and marketing fields for product presentation and utilization. He has created over 50 different product lines for retail markets.

Mr. Gundlach holds a Masters of Business Administration from Nova Southeastern University, and a B.A. in Business Administration and Industrial Psychology from Oglethorpe University. He is a member of Leadership Broward, Rotary International (board member), Henderson Mental Health (board member), Christian Youth Ministry and Enterprise Ambassadors Program.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of December 4, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Jon Erik Gundlach 2317 NE 12th Ct. Fort Lauderdale FL 33304	8,871,000	88.71%

Common Stock	Peter Goldstein 22154 Martella Ave. Boca Raton, FL 33433	928,200	9.28%

Common Stock	All executive officers and directors as a group	8,871,000	88.71%

The percent of class is based on 10,000,000 shares of common stock issued and outstanding as of December 4, 2002.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common and Preferred Stock

As at the date of this registration statement, 10,000,000 shares of common stock are issued and outstanding and held by 70 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. As at the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gregg E. Jaclin of Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP owns a total of 25,000 shares or less than 1% percent of our issued and outstanding common stock.

The financial statements included in this prospectus and the registration statement have been audited by Weinberg & Company, PA, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

a.   Previous Independent Auditors:

(i)    Effective May 8, 2002, the Company dismissed Robert Jarkow, CPA ("Jarkow") as the independent auditor for the Company. The Company has retained Weinberg & Company, P.A. ("Weinberg") as their new auditors.

(ii)    Jarkow's report on the financial statements of the Company for either of the past two fiscal years contain no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)    The Company's Board of Directors approved the change in accountants.

(iv) For the Company's two most recent fiscal years and any subsequent interim period prior to the resignation, there has been no disagreement between the Company and Jarkow on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Jarkow would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

b.    New Independent Accountants:

(i) The Company engaged, Weinberg & Company, 6100 Glades Road, suite 314, Boca Raton, Florida 33434, as its new independent accountants as of May 8, 2002. Prior to such date, the Company did not consult with Weinberg regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Weinberg, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1) (iv) of Regulation S-K.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court”s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on June 26, 1998 in the State of Florida under the name Asturias Industries, Inc. Our wholly-owned subsidiary, Fishtheworld.com, Inc. was organized as a corporation in the State of Florida on July 13, 1998.

On May 8, 2002, pursuant to a Stock Purchase Agreement and Share Exchange between Asturias Industries, Inc. and Fishtheworld.com, Inc., we acquired all of the shares of Fishtheworld.com, Inc. from the Fishtheworld.com, Inc. shareholders in consideration for the issuance of 9,000,000 shares of our common stock to the Fishtheworld.com, Inc. shareholders. Pursuant to the Agreement, Fishtheworld became our wholly owned subsidiary, we changed our name to FishtheworldHoldings, Inc. and Jon Erik Gundlach was appointed to our Board of Directors and was named as our President and Secretary.

The purpose for this merger with Fishtheworld.com, Inc. was to acquire an operating company which we believed has a successful business plan. The terms of this transaction were set during arms length bargaining between the our principals and the principals of Fishtheworld.com, Inc. The control person of Fishtheworld.com, Inc. was Jon Gundlach who is currently our sole officer and director. There was no affiliations between us and Fishtheworld.com, Inc. prior to the merger.

DESCRIPTION OF BUSINESS

We provide internet users the ability to search an international database of fishing reports that contain detailed information about fishing and fishing hot spots around the world. Since our formation in 1998, we have associated ourselves with sponsors such as Westbank Anglers, International Marine Insurance, American Suzuki Motor Corporation big game fishing journal, Pompanette, Guy Harvey Art, Black Bart Tackle, BTN Billfish Tournament Network, The Styles Check Company and many others. There we have no contracts or agreements with these sponsors. However as a result of these sponsorships our viewers can view our sponsors’ webs sites by clicking through the link on our site and a reciprocal viewed benefit is received by us. There are no financial benefits derived by the “sponsorships” as listed on the web site, as the sponsors do not provide any capital to us. Rather, these sponsors provide advertising on their websites in the form of the web link. Therefore, these associations benefit us by providing exposure to our website to the consumers that view these sponsors’ web sites. During the last 3 years, we have built a fishing reports service for the fishing community both nationally and internationally. Our web site is currently fully operational, and we are currently increasing our operations to better allow internet users a quick and easy way to search for fishing guides and charters. We have had no research and/or development expenditures for the past two fiscal years.

We currently have active reports from the United States, Africa, Australia, New Zealand, Asia, Bermuda, Caribbean, Central and South America, Pacific islands, West Indies, Indian Ocean, and the Bahamas. We intend to continue the expansion of our fish reporting services worldwide and reference information for the recreational industry while allowing Internet users a quick and easy way to search for fishing guides, charters, online purchasing of fishing products and services, fishing travel adventures and educational information.

Our website currently allows customers to order products which we are selling which will be shipped by fulfillment and service centers. We presently outsource such products from two primary suppliers: J.D. Thrower located in Fort Lauderdale, Florida and Lindgren Pitman Company located in Pompano Beach, Florida. It is possible that in the future we will warehouse these products at 2206 NE 26th Street, Fort Lauderdale, Florida instead of outsourcing. The items we currently have in our product program are fishing lures and two types of fishing lights. We outsource the fishing lures form J.D. Thrower and the fishing lights from Lindgren Pitman Company.

Our fishing guide locator service will allow internet users the ability to search for a fishing guide based on area, the type of fish, fresh or salt water, lake, river, bay or ocean, spin or fly fishing, length or type of boat, number of people, and the cost structures associated with the trip. Our capability to expand and develop our business directly correlates to our ability to attract consumers who are looking for all types of fishing information products, services and education.

Marketing Strategy

Our marketing strategy began by developing a web site that is user friendly, informative, appealing to the customer and entertaining. Our management believes that all of these factors create a greater likelihood that our customers will return to our site thus creating greater traffic. We have interviewed fishing guides and fishermen from the South Florida area to determine what web site features they would like on our web site and to determine its” worth to the customer. We intend to incorporate our customers’ specific comments and suggestions about the charter they were on to inform prospective customers of the various charters’ approval ratings. Our web designers will continue to design, develop, service, evaluate and update the site to maintain its ability to meet our customers changing needs. We have estimated capital needs of $1,000,000 to further develop additional phases of our company.

We will contract with local and regional independent service representatives and sales agents to locate and sell the guide listings and the local advertising. We will initially provide guide listings at a discounted charge for a limited period of time. Service representatives will be paid based on sales performance, initially earning a set amount for the first few months provided they reach certain performance levels. Our strategy is to hire sales representatives until it covers approximately 60% of the most desirable fishing territories in the US.

Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. Initially, we intend to mount an internet advertising campaign with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in:

1.	Promotional booths at fishing shows and various fishing tournaments

2.	Marinas, Taxidermy shops

3.	Tackle Stores & Pro Shops

4.	I.G.F.A

5.	Resorts and fishing destinations

6.	Equipment and boat manufacturers

7.	Outdoor clothing and marine stores

8.	Fishing, hunting and outdoors magazines

9.	Cable television outdoor programming

10.	Salt & fresh water fishing shows

We are implementing a marketing program that is aimed at attracting and retaining:

1.	Current and new fishing guides listed on our web site,

2.	Consumers who use our web site to find fishing information and for reference information,

3.	Consumers who wish to purchase fishing goods and services online, and

4.	Web site customers who use our web site for advertising and other commercial activities.

We will seek to enter into advertising agreements or link exchange programs with on-line companies with similar target audiences. Although we have existing sponsors who do not comprise ten percent or more of our revenues, we have identified additional companies and organizations with whom we would like to enter advertising agreements with. We intend to initially attract these companies to advertise on our web site by creating banners and links to their web site on our web site. Currently, we have established a new link exchange program with the Fort Lauderdale Billfish Tournament website. We have not approached, negotiated or contracted with any new sponsors with respect to additional link exchange programs. There is no cost to us to enter into these agreements. Once we are able to expand our coverage to a majority of the areas around the U.S. and can generate substantial traffic on our web site, we plan to institute a cost based advertising program. Also, we plan to enter into link exchange programs that will provide that we post links to other web sites in exchange for their posting links to our web site on their web site. We intend to limit our promotions solely to the Internet initially. If we obtain adequate financing or we are able to generate significant revenues, we plan to increase our marketing expenditures as referenced above.

We currently have no plans to engage in a merger, acquisition, or business reorganization. We currently have the ability to generate revenue from our products page located in the web site which includes fishing related products that we offer for sale such as fishing lures, marine apparel and saltwater thermal charts. Specifically, the products listed on the products page consist of JD’s Holey Driver fishing lure; Electralume fishing light and Duralite Diamond fishing light. At this time, we have not generated any revenue from the sales of these products for the fiscal year to date but such products are currently available for consumer purchase. In the future we anticipate revenues from sales of these products and other products we may offer in the future, We also anticipate additional income in the future from advertising from fishing related companies and monthly fees for the listing of charter captains and boats.

Initially, we will contact guides directly through lists we have obtained in the South Florida area. We intend to obtain lists in other areas and regions through similar methods. Since our expanded services will initially be focused to cover the South Florida area, we are in the process of contacting all of the local area fishing guides. We intend to generate additional traffic to our web site by search engine placement, link exchange programs and targeted e-mail lists. No current contracts exist between our company and any of the resources or organizations listed in this section.

Competition

The market for commercial uses of the Internet are new and rapidly evolving and competition is expected to increase significantly in these markets, as barriers to entry are relatively insubstantial. We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

-	Timing and market acceptance of our business model.

-	The effectiveness of our web site in attracting potential customers for our products.

-	The number and types of strategic relationships we enter into, including e-commerce partnerships, and the success of our marketing efforts.

At this time, there are several sites of which we are aware that offer similar services to those of fishtheworld.com. Those sites are eAngler.com, and cyberangler.com. It is expected that these sites will be our primary competitors. The internet component of the sport fishing industry is highly fragmented with several small regional operations. In its growth model, fishtheworld.com has developed plans, which include the potential acquisition of such operators, to increase our subscriber base.

*	Cyberangler.com is our main competitor on a local and national scale. Cyberangler was originally set up as a portal for anglers and guides to find tournament information. It was organized as an informational site, and has grown to provide many services that fishtheworld.com presently offers. Cyberangler generates their revenue from banner advertising, web site development and hosting. Cyberangler has been in business since 1997.

*	eAngler.com (www.eAngler.com), is a leading online fishing resource providing anglers with a powerful combination of content, community and e-commerce.

We distinguish ourselves from our competitors by providing reports from all over the world to our users. The competition primarily only incorporates reports from local fisherman. It should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than us. We can provide no assurance that we will be able to successfully compete in this market. Research and Development There have been no research and development costs over the past two years.

Government Regulation.

We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse affect on our business.

Employees

As of the date of this registration statement, we do not have any employees other than our sole officer and director.

MANAGEMENT DISCUSSION AND ANALYSIS

All revenues generated to date were generated by Fishtheworld.com, Inc., our subsidiary prior to the merger. We generated revenues from the sale of advertising prior to the merger. No revenues have been generated by us since the merger with Fishtheworld.com, Inc. since our main objective has been to redesign the web site program so that the web site would be fully automated and we did not require sponsors to renew their agreements during this time. We expect limited revenues until we raise additional funds and therefore we will continue to operate on a reduced budget until such time. If we are unable to raise additional funds by fiscal year end 2002 we may have to limit our operations to an extent not presently determinable by management.. Jon Gundlach, our sole officer, director and principal shareholder, has agreed that he will continue to cover the costs for our operations until additional funds become available. Although we have no commitments for capital, other than verbal assurances from Mr. Gundlach, we may raise additional funds through:

-	public offerings of equity, securities convertible into equity or debt,

-	private offerings of securities or debt, or

-	other sources.

Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

PLAN OF OPERATIONS -

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified: We recently contracted with the Pay pal system for handling credit cards and charges for Fishtheworld.com. We incurred no direct cost in implementing the Pay pal system. With the Pay pal service in place, we will begin in 2003 instituting our fee structure for new listings to our charter guide listings. The fee structure for new listings to our charter guide listings is as follows:

*	$9.95 per month for a listing of their boat and services and link to their site.

*	$5.95 per month for a listing of their boat and services and link to their site if they provide a guaranteed submission of eight fishing reports per month to the site.

We intend to bring the following product categories to the product page beginning in 2003.

*	Marine apparel
*	Saltwater fishing equipment
*	Jewelry
*	Saltwater thermal charts
*	New client web site development

Our website currently allows customers to purchase three products which are a fishing lure and 2 deep sea fishing lights. To date, we have not sold any items available for sale on our website. We presently intend to outsource products, as ordered, from two primary suppliers: J.D. Thrower located in Fort Lauderdale, Florida and Lindgren Pitman Company located in Pompano Beach, Florida. It is possible that in the future we will warehouse these products and additional products at 2206 NE 26th Street, Fort Lauderdale, Florida instead of outsourcing. We anticipate that as we continue to add new products over the next 12 months, that certain products will begin producing more than others. As our headquarters are located in the South Florida market, we will be able to market many of the products to the local fishing markets because of the close location to our corporate headquarters. We believe that our current line of fishing equipment, plus the jewelry and apparel which we expect to commence selling in 2003, will allow us to develop initial sales and then potentially have an increase in sales as the number of qualified visitors to the web site continues to increase. We have direct link advertising planned for the site, beginning in the fourth quarter of 2002 and continuing through 2003 which is designed to bring new qualified visitor/customers directly to the web site. Currently, we have established a new link exchange program with the Fort Lauderdale Billfish Tournament website which is free advertising that will bring viewers to our web site. We have not approached, negotiated or contracted with any additional advertisers who will advertise on our web site during the fourth quarter of 2002.

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even with out significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth. Jon Gundlach, our sole officer, director and principal shareholder has agreed to provide financing to us in the future until we are able to receive additional funding.

We anticipate that our operational and administrative expenses for the next 12 months will total $ 10,680.00. The breakdown is as follows:

Computer/Host/supplies	$ 50.00
Telecommunications/DSL	$ 60.00
General/Administrative	$ 30.00
Web Development	$250.00
Legal/Accounting	$500.00
Total per month:	$890.00

We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees although depending on business we may sub-contract with a sales and marketing company to undertake marketing on our behalf. At this time we have not entered into any agreements or negotiations with a sales and marketing company to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

Results of Operations

We were incorporated on July 13, 1998. On, May 8th 2002, we entered into an agreement to acquire all the issued and outstanding shares of Fishtheworld.com Inc., in exchange for 9,000,000 of our shares of common stock. For the fiscal year 2000, we incurred expenses of $4,530 consisting of advertising fees of $916, license and permits fees of $535, web hosting fees of $3,893, printing fees of $652, telephone fees of $5,141 and office expenses of $2,509. For the fiscal year 2001 we incurred expenses of $1,640 consisting of license and permits fees of $150, web hosting fees of $178, telephone fees of $1,579 and office expenses of $970.

Prior to our acquisition of all of the shares of Fishtheworld.com, Inc., such company had realized sales of $18,176 in fiscal year 2000 and sales of $4,517 in fiscal year 2001 from its sale of advertising space on its web site. As a result, from January 1, 2000 to December 31, 2000, Fishtheworld.com, Inc. realized a net profit of $4,530 and from January 1, 2001 to December 31, 2001, it realized a net profit of $1,640.

Recent Financial Results for the Third Quarter Ended September 30, 2002 and September 30, 2001

We had no revenues for the third quarter ending September 30, 2002 or September 30, 2001. Our net loss from operations for the third quarter ending September 30, 2002 was $21,855 as compared to a net loss from operations for the third quarter ending September 30, 2001 of $750. The increase in professional fees for the third quarter ending September 30, 2002 contributed to our operating loss.

Selling, General and Administrative. Selling, general and administrative expenses increased by $2,013, from $0 for the third quarter ending September 30, 2001 to $2,013 for the third quarter ending September 30, 2002. Selling, general and administrative expenses increased due to fees incurred for the development of our web site.

Recent Financial Results for the Nine Months Ended September 30, 2002 and September 30, 2001

We had no revenues for the nine months ending September 30, 2002 or September 30, 2001. Our net loss from operations for the nine months ending September 30, 2002 was $37,711 as compared to a net loss from operations for the nine months ending September 30, 2001 of $4,518. The increase in professional fees for the nine months ending September 30, 2002 contributed to our operating loss.

Selling, General and Administrative. Selling, general and administrative expenses increased by $4,952, from $2,268 for the nine months ending ending September 30, 2001 to $7,220 for the nine months ending September 30, 2002. Selling, general and administrative expenses increased due to fees incurred for the development of our website..

Liquidity and Capital Resources

Since incorporation, we have funded our operations through private equity financings. We have raised a total of $3,200 from selling our securities in this time frame. As of December 31, 2001 our assets were recorded at $1,891 consisting of cash of $1,891. At December 31, 2001 our liabilities consisted of $0. Jon Gundlach, our sole officer, director and principal shareholder has agreed to fund our operations, including the expenses for this offering, until we receive additional financing. Mr. Gundlach has agreed to fund us based on the issuance of promissory notes to Mr. Gundlach which will be payable in thirty six months and have an interest rate of 6%. To date no such promissory notes have been issued but we intend to issue such promissory notes in the future.

DESCRIPTION OF PROPERTY

Our executive offices are located at 2206 NE 26th Street, Fort Lauderdale, Florida 33305. Such offices have approximately 1,500 square feet of space which is suitable for both office and storage. Therefore, we will be able to use such space to store our products when we determine that we no longer want to outsource the products which are for sale on our web site. We do not pay rent for the use of this office which we lease from 12th Street Mobile Corporation which is owned by Jon Gundlach, our sole officer, director and principal shareholder. Mr. Gundlach has advised us that we will continue to have use of this space free of charge for as long as we need to use it.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

o	Any of our directors or officers;
o	Any person proposed as a nominee for election as a director;
o	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
o	Any of our promoters;
o	Any relative or spouse of any of the foregoing persons who has the same house as such person.

Our executive offices are located at 2206 NE 26th Street, Fort Lauderdale, Florida 33305. We do not pay rent for the use of this office which we lease from 12th Street Mobile Corporation which is owned by Jon Gundlach, our sole officer, director and principal shareholder.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 70 registered shareholders. Rule 144 Shares

A total of 1,000,000 shares of our common stock are currently available for resale to the public and after May 8, 2003 an additional 9,000,000 shares will be available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company”s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 100,000 shares as of the date of this prospectus; or
2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company”s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 4, 2002.

ANNUAL COMPENSATION LONG TERM COMPENSATION

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION
Jon Gundlach	President Secretary and Director	2002	$0	0	0	0	0	0	0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our directors serving on our Board of Directors.

Stock Option Grants

We did not grant any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Jon Gundlach, our president, secretary and director. We do not pay any salary to Mr. Gundlach. Mr. Gundlach spends approximately 25%of his time working for us.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission”s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

FISHTHEWORLD HOLDINGS, INC.
AND SUBSIDIARY

CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2002

FISHTHEWORLD HOLDINGS, INC.

AND SUBSIDIARY

CONTENTS

PAGE	2	CONDENSED BALANCE SHEETS AS OF SEPTEMBER 30, 2002 (CONSOLIDATED) AND DECEMBER 31, 2001 (UNAUDITED)

PAGE	3	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 (CONSOLIDATED) AND 2001 (UNAUDITED)

PAGE	4	CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

PAGE	5	CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (CONSOLIDATED) AND 2001 (UNAUDITED)

PAGES	6 - 7	NOTES TO CONDENSED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2002 (UNAUDITED)

                   FISHTHEWORLD HOLDINGS, INC. AND SUBSIDIARY
                            CONDENSED BALANCE SHEETS
                            ------------------------
                                   (UNAUDITED)

                                     ASSETS
                                     ------

                                                                     September 30, 2002
                                                                       (Consolidated)         December 31, 2001
                                                                     --------------------     -------------------
CURRENT ASSETS
  Cash                                                            $                 888    $              1,891
                                                                     --------------------     -------------------

TOTAL ASSETS                                                      $                 888    $              1,891
------------
                                                                     ====================     ===================

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued expenses                          $              16,958    $               -
   Due to related party                                                           1,667                    -
                                                                     --------------------     -------------------
     Total Current Liabilities                                                   18,625                    -
                                                                     --------------------     -------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock, $.001 par value, 100,000,000 shares authorized,
    10,000,000 and 9,000,000 issued and outstanding                              10,000                   9,000
  Additional paid-in capital                                                     17,283                     200
  Deficit                                                                       (45,020)                 (7,309)
                                                                     --------------------     -------------------
     Total Stockholders' Equity (Deficiency)                                    (17,737)                  1,891
                                                                     --------------------     -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)           $                 888    $              1,891
-------------------------------------------------------
                                                                     ====================     ===================

     See accompanying notes to condensed consolidated financial statements.
                                        2

                   FISHTHEWORLD HOLDINGS, INC. AND SUBSIDIARY
                       CONDENSED STATEMENTS OF OPERATIONS
                       ----------------------------------
                                   (UNAUDITED)

                                                       For The Three       For The Three          For The Nine       For The Nine
                                                       Months Ended         Months Ended          Months Ended       Months Ended
                                                    September 30, 2002     September 30,       September 30, 2002    September 30,
                                                      (Consolidated)            2001             (Consolidated)           2001
                                                    --------------------   -----------------   -------------------- --------------

REVENUES                                               $         --         $         --         $         --         $         --
                                                       ------------         ------------         ------------         ------------

EXPENSES
  Professional fees                                          19,092                   --               28,241                   --
  General and administrative                                  2,013                   --                7,220                2,268
  Executive compensation                                        750                  750                2,250                2,250
                                                       ------------         ------------         ------------         ------------
       Total Expenses                                        21,855                  750               37,711                4,518
                                                       ------------         ------------         ------------         ------------

NET LOSS                                               $    (21,855)        $       (750)        $    (37,711)        $     (4,518)
                                                       ============         ============         ============         ============

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED        $         --         $         --         $         --         $         --
                                                       ============         ============         ============         ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
 DURING THE PERIOD - BASIC AND DILUTED                   10,000,000            9,000,000            9,345,324            9,000,000
                                                       ============         ============         ============         ============

     See accompanying notes to condensed consolidated financial statements.
                                        3

                   FISHTHEWORLD HOLDINGS, INC. AND SUBSIDIARY
 CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                  --------------------------------------------
                                   (UNAUDITED)

                                                                                           Additional
                                                                 Common Stock              Paid-In
                                                            Shares         Amount          Capital        Deficit          Total
                                                            ------         ------          -------        -------          -----
Balance, December 31, 2001                                 9,000,000     $    9,000     $      200      $   (7,309)     $    1,891

Recapitalization of  the company                           1,000,000          1,000         (2,517)             --          (1,517)

Additional capital contributed                                    --             --         17,350              --          17,350

Contributed services                                              --             --          2,250              --           2,250

Net loss for the nine months ended September 30, 2002             --             --             --         (37,711)        (37,711)
                                                          ----------     ----------     ----------      ----------      ----------

BALANCE, SEPTEMBER 30, 2002                               10,000,000     $   10,000     $   17,283      $  (45,020)     $  (17,737)
                                                                                                                        ----------
                                                          ==========     ==========     ==========      ==========      ==========

     See accompanying notes to condensed consolidated financial statements.
                                        4

                   FISHTHEWORLD HOLDINGS, INC. AND SUBSIDIARY
                       CONDENSED STATEMENTS OF CASH FLOWS
                       ----------------------------------
                                   (UNAUDITED)

                                                                           For The Nine Months          For The Nine
                                                                           Ended September 30,          Months Ended
                                                                           2002 (Consolidated)       September 30, 2001
                                                                           --------------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $(37,711)               $ (4,518)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Contributed services                                                           2,250                   2,250
    Increase in accounts payable and accrued expenses                             16,958                      --
                                                                                --------                --------
      Net Cash Used In Operating Activities                                      (18,503)                 (2,268)
                                                                                --------                --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash received in acquisition of subsidiary                                         150                      --
                                                                                --------                --------
      Net Cash Provided By Investing Activities                                      150                      --
                                                                                --------                --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash overdraft                                                                      --                   1,220
  Proceeds from additional capital contributed                                    17,350                     197
                                                                                --------                --------
      Net Cash Provided By Financing Activities                                   17,350                   1,417
                                                                                --------                --------

NET DECREASE IN CASH                                                              (1,003)                   (851)

CASH - BEGINNING OF PERIOD                                                         1,891                     851
                                                                                --------                --------

CASH - END OF PERIOD                                                            $    888                $     --
====================                                                            ========                ========

     See accompanying notes to condensed consolidated financial statements.
                                        5

FISHTHEWORLD HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(UNAUDITED)

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A)   Organization and Business Operations

Certain information and disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted in this Form 10-QSB in compliance with the Rules and regulations of the Securities and Exchange Commission. However, in the opinion of the Company (formerly known as Asturias Industries, Inc.) the disclosures contained in this Form 10-QSB are adequate to make the information fairly presented. See Form 10KSB for the year ended October 31, 2001 for additional information relevant to significant policies followed by the Company. In conjunction with the acquisition and recapitalization discussed in Note 3, the Company changed its year-end to December 31, the year-end of the accounting acquirer.

      (B) Basis of Presentation

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position as of September 30, 2002 and the results of operations for the three and nine months periods ended September 30, 2002. The results of operations for the nine months ended September 30, 2002 are not necessarily indicative of the results which may be expected for the entire year.

NOTE 2    PRINCIPLES OF CONSOLIDATION

The accompanying 2002 consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

NOTE 3    ACQUISITION AND RECAPITALIZATION

Under a share exchange agreement (“the Agreement’) entered into on May 8, 2002 the Company (formerly known as Asturias Industries, Inc.), a reporting public company with no operations at that time, acquired 100% of the issued and outstanding common stock of Fishtheworld.com, Inc. (“FCI”) in exchange for 9,000,000 shares of its common stock. Immediately after the acquisition, there were 10,000,000 shares outstanding. As a result of the exchange, FCI became a wholly-owned subsidiary of the Company and the shareholders of FCI became shareholders of 90% of the Company. Generally accepted accounting principles in the United States of America require that the Company whose shareholders retain a majority interest in a business combination be treated as the acquirer for accounting purposes. As a result, the exchange was treated as a recapitalization of FCI and the financial statements include the balance sheet of the accounting acquirer and the acquiree at historical cost as of June 30, 2002 and the statements of operations include the results of operations of the accounting acquirer for all periods presented and the results of operations of the acquiree from the date of merger and recapitalization.

6

FISHTHEWORLD HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(UNAUDITED)

NOTE 4    COMMON STOCK

The Company was originally authorized to issue 10,000,000 shares of common stock having a par value of $0.001. In May 2002, amended Article of Incorporation were filed with the State of Florida to increase its authorized shares of common stock to 100,000,000 shares. At September 30, 2002, after the recapitalization discussed in Note 3, there are 10,000,000 shares issued and outstanding.

NOTE 5    CONTRIBUTED SERVICES

During the nine months ended September 30, 2002, the stockholder/officer of the Company contributed his services to the business which had a fair value of $2,250 for the nine months. Such contributed services have been reflected as additional paid-in capital in the statement of changes in stockholders’ equity.

NOTE 6    GOING CONCERN

The Company’s financial statements for the nine months ended September 30, 2002 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $37,711 for the nine months ended September 30, 2002, a negative cash flow from operations of $18,503, a working capital deficiency and a stockholders’ deficiency of $17,737 at September 30, 2002. The Company’s working capital deficiency at September 30, 2002 may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, commence profitable operations and implement its business plan. Management believes the Company will become profitable with the commencement of revenue producing operations during 2003.

7

FISHTHEWORLD.COM, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2001 AND 2000

FISHTHEWORLD.COM, INC.

INDEX TO FINANCIAL STATEMENTS

PAGE	1	INDEPENDENT AUDITORS' REPORT

PAGE	2	BALANCE SHEETS AS OF DECEMBER 31, 2001 AND 2000

PAGE	3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 21, 2001 AND 2000

PAGE	4	STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 21, 2001 AND 2000

PAGE	5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 21, 2001 AND 2000

PAGES	6 - 9	NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001 AND 2000

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Fishtheworld.com, Inc.

We have audited the accompanying balance sheets of Fishtheworld.com, Inc. as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Fishtheworld.com, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
June 10, 2002

                                              FISHTHEWORLD.COM, INC.
                                                  BALANCE SHEETS
                                         AS OF DECEMBER 31, 2001 AND 2000

                                     ASSETS
                                     ------

                                                                         2001                   2000
                                                                   ------------------     ------------------
CURRENT ASSETS

  Cash                                                          $             1,891    $               851
                                                                   ------------------     ------------------

TOTAL ASSETS                                                    $             1,891    $               851
                                                                   ==================     ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

LIABILITIES                                                     $              -       $              -
                                                                   ------------------     ------------------

STOCKHOLDERS' EQUITY

  Common stock, $0.0001 par value, 1,000,000 shares
    authorized,1,000,000 issued and outstanding                                 100                    100
  Additional paid-in capital                                                  9,100                  6,100
  Deficit                                                                    (7,309)                (5,349)
                                                                   ------------------     ------------------
     Total Stockholders' Equity                                               1,891                    851
                                                                   ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $             1,891    $               851
                                                                   ==================     ==================

                See accompanying notes to financial statements.

                                       2

                                              FISHTHEWORLD.COM, INC.
                                             STATEMENTS OF OPERATIONS
                                  FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                               2001                   2000
                                                                         -----------------       ----------------

REVENUES                                                              $            4,517      $          18,176
                                                                         -----------------       ----------------

EXPENSES

  Advertising                                                                       -                       916
  Licenses and permits                                                               150                    535
  Web hosting                                                                        178                  3,893
  Printing and reproduction                                                         -                       652
  Telephone                                                                        1,579                  5,141
  Executive compensation                                                           3,000                  3,000
  Office expense                                                                     970                  2,509
                                                                         -----------------       ----------------

       Total Expenses                                                              5,877                 16,646
                                                                         -----------------       ----------------

NET INCOME (LOSS)                                                     $           (1,360)     $            1,530
                                                                         =================       ================

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED                       $            (0.00)     $            0.00
                                                                         =================       ================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED              1,000,000              1,000,000
                                                                         =================       ================

                See accompanying notes to financial statements.

                                       3

                                              FISHTHEWORLD.COM, INC.
                                   STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                                  Additional
                                              Common Stock                       Paid-In       Retained Earnings
                                      Shares                 Amount              Capital          (Deficit)             Total
                                -------------------      ----------------    ------------    ------------------- ----------------

Balance, January 1, 2000               1,000,000          $     100          $   3,100          $  (1,887)          $   1,313

Contributed services                          --                 --              3,000                 --               3,000

Net income, December 31, 2000                 --                 --                 --              1,530               1,530

Distributions to stockholder                  --                 --                 --             (4,992)             (4,992)
                                       ---------          ---------          ---------          ---------           ---------

Balance, December 31, 2000             1,000,000                100              6,100             (5,349)                851

Contributed services                          --                 --              3,000                 --               3,000

Net loss, December 31, 2001                   --                 --                 --             (1,360)             (1,360)

Distributions to stockholder                  --                 --                 --               (600)               (600)
                                       ---------          ---------          ---------          ---------           ---------

BALANCE, DECEMBER 31, 2001             1,000,000          $     100          $   9,100          $  (7,309)          $   1,891
                                       =========          =========          =========          =========           =========

                See accompanying notes to financial statements.

                                       4

                                              FISHTHEWORLD.COM, INC.
                                             STATEMENTS OF CASH FLOWS
                                  FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                  2001                  2000
                                                                            -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                                                       $           (1,360)   $            1,530
 Adjustments to reconcile net income to net cash provided by operating
      activities                                                                          -                     -
 Contributed services                                                                 3,000                 3,000
                                                                            -----------------     -----------------
      Net Cash Provided By Operating Activities                                       1,640                 4,530
                                                                            -----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                   -                     -
                                                                            -----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Distributions to stockholder                                                          (600)               (4,992)
                                                                            -----------------     -----------------
      Net Cash Used In Financing Activities                                            (600)               (4,992)
                                                                            -----------------     -----------------

NET INCREASE (DECREASE) IN CASH                                                       1,040                  (462)

CASH - BEGINNING OF YEAR                                                                851                 1,313
                                                                            -----------------     -----------------

CASH - END OF YEAR                                                       $            1,891    $              851
                                                                            =================     =================

                See accompanying notes to financial statements.

                                       5

FISHTHEWORLD.COM, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2001 AND 2000

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization and Business Operations

Fishtheworld.com, Inc. (the “Company”) was incorporated in the State of Florida on July 13, 1998 and was formed for the purpose of providing fishing report services from around world through the Company’s website. The fishing guide locator will allow users the ability to search for a fishing guide based on area, type of fish, fresh or slat water, lake, river, bay or ocean, spin or fly fishing, length or type of boat, number of people, and the cost structures associated with the trip. The Company will contract with local and regional independent service representatives and sales agents to locate and sell the guide listings and local advertising on its website.

(B) Concentration of Credit Risk

The Company may, from time to time, maintain cash balances at financial institutions in excess of federally insured limits.

(C) Revenue Recognition

        The Company recognizes advertising revenues at the time the ad is placed on the Company’s website.

(D) Income Taxes

The Company, with the stockholder’s consent, has elected to be treated as an S Corporation for federal and state income tax purposes. Under this election, no provision for income taxes is made since such taxes are the personal responsibility of the stockholder.

(E) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(F) Advertising Expense

Costs incurred for producing and communicating advertising of the Company are charged to operations as incurred. Advertising expense, including promotional expenses for the year ended December 31, 2001 was $0 and for the period ended December 31, 2000 was $916.

(G) Loss Per Share

Basic and diluted net loss per common share for the years ended March 31, 2002 and 2001 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). Diluted net loss per common share is computed based on the weighted average common shares and common stock equivalents outstanding during the year as defined by SFAS 128. For 2002 and 2001, there were no common stock equivalents.

(H) Website Development Expenses

The Company follows the Emerging Issues Task force Issue 00-2 “Accounting for Web Site Development Costs” in accounting for its website development expenses. Accordingly, costs that involve design of the web page and do not change the content are capitalized and amortized over their estimated useful life. Costs incurred in operating a website that have no future benefits are expenses in the current period. Costs incurred in operating the website which have a future benefit are capitalized in accordance with the AICPA’s Statement of Position 98-1 and amortized over the respective future periods which are expected to benefit from the changes. As of December 31, 2001, no website costs or expenses have been capitalized.

(I) New Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

Statement No. 141, “Business Combinations” supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

Statement No. 142, “Goodwill and Other Intangible Assets” supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”. SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

Statement No. 143 “Accounting for Asset Retirement Obligations” establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

The adoption of these pronouncements will not have a material effect on the Company’s financial position or results of operations.

NOTE 2	COMMON STOCK

The Company originally authorized and issued 100 shares of common stock having a par value of $20 to an individual for a total of $3,200. In August 2001, all of the outstanding common stock of the Company was acquired by another individual and amended Articles of Incorporation were filed with the State of Florida to increase its authorized shares of common stock to 1,000,000 and changed its par value to $.0001 per share. All share amounts have been retroactively restated accordingly.

During the years ended December 31, 2001 and 2000, the stockholder/officer of the Company contributed his services to the business which had a fair value of $3,000 per year. Such contributed services have been reflected as additional paid-in capital in the statement of changes in stockholders’ equity.

NOTE 3 SUBSEQUENT EVENTS

(A) Acquisition and Recapitalization

Under a share exchange agreement (the “Agreement”) entered into on May 8, 2002, Asturias Industries, Inc. (“AI”), a reporting public company with no operations at that time, acquired 100% of the issued and outstanding common stock of the Company in exchange for 9,000,000 shares of common stock of AI. Immediately after the acquisition, there were 10,000,000 shares of AI outstanding. As a result of the exchange, the Company became a wholly owned subsidiary of AI and the shareholders of the Company became shareholders of 90% of AI. Generally accepted accounting principles in the United States of America require that the Company whose shareholders retain a majority interest in a business combination be treated as the acquirer for accounting purposes. As a result, the exchange was treated as a recapitalization of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$92.37
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$10,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$17,592.37

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

In August 1999, we sold a total of 1,000,000 shares of our common stock to 49 shareholders for a total of $1,000 pursuant to a Regulation D, Rule 506 offering. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Patricia and Barry Savage	1,000
Charlotte Lynn	1,000
Jeffrey Gerstein	1,000
Dr. Allyn H. Jacobson	1,000
Victor Rones	1,000
Earl & Elaine Dorfman	1,000
Brian Callanan	1,000
Chris Dawes	1,000
Andrew Hesser	1,000
Lee Hediger	1,000
Sylvan Garrett Hancock	1,000
Carmen Perez	500
Dr. Frank & Kim Greenberg	1,000
Richard Glaser	1,000
Melissa Glaser	500
Scott Glaser	500
Russell Kirsner	1,000
Nancy Reynolds	1,000
Scott Shiffman	2,000
Murray Gerstein	1,000
Shirley Ryan	1,000
Sharon Baker	1,000
Andre Perez	500
Alan & Robin Dorfman	1,000
J. Bennett Grocock	1,000
Lisa Cohen	1,000
Scott Rhodes	1,000
Inge Bennett	1,000
Lester Glaser	1,000
Kenneth C. Greenberg	25,000
Peter J. Goldstein	928,200
Yohana Quinonez	1,000
Miguel Ponce	1,000
Charles Steven Simmons	1,000
Alfonso Perez	1,000
Shelley Simmons	1,000
Mark Kulkowitz	1,000
Jacob Gitman	1,000
Neal Studd	1,000
Craig Kirsner	1,000
Charlotte Guiberson	1,000
Harris Millman	1,000
Erika Bleiberg	1,000
Javier Rodriguez	1,000
Alvin Goldstein	1,000
J.T. Haley	1,000
Daniel Marmorstein	1,000
Sean King	1,000
Barry Tabachnikoff	1,800

Such investors were either accredited investors or sophisticated investors, the sales were to less than 35 non-accredited investors, the investors had pre-existing relationships with our members of management, there was no general solicitation or advertising used by us, and the investors had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Regulation D Rule 506 under the Act.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2002 were restricted in accordance with Rule 144 of the Securities Act of 1933. In May, 2002, we entered into a Stock Purchase Agreement and Share Exchange with Fishtheworld.com, Inc,. in which we issued a total of 9,000,000 shares of our common stock to 21 shareholders pursuant to Section 4(2) of the 1933 Securities Act. The following sets forth the identity of the class of persons to whom we issued these shares and the amount of shares for each shareholder:

Jon Erik Gundlach	8,871,000
Beverly Ann Black	5,000
Peter S. Dukuchitz III	5,000
Robert F Foltz	5,000
April Gorndt	5,000
Juanita M Gundlach	5,000
Mary Catherine Gundlach	5,000
Sarah Elizabeth Gundlach	5,000
William Gundlach IV	5,000
William Gundlach III	5,000
William Gundlach II	10,000
Robert J Hanrahan	5,000
Michael L. Mannix	5,000
Jeffrey L Shaffer/Dennis M Watson	5,000
David Donovan	15,000
Paul V Anselmo	15,000
Anslow & Jaclin, LLP	25,000
Paul Hundredmark	1,000
Charles W. Randall	1,000
James Strauss	1,000
Frank D. Smith, Jr.	1,000

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a ““public offering”” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” These shareholders also represented that they were sophisticated investors and that there were provided with information about us prior to the merger. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation and Amendments *
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP,
10.1	Stock Purchase Agreement and Share Exchange dated May 8, 2002 between Fishtheworld.com, Inc. and Asturias Industries, Inc. *
21	Subsidiaries *
23.1	Consent of Weinberg & Company, PA

*  Filed with the original Form SB-2

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on January 8, 2003.

FISHTHEWORLD HOLDINGS, INC.

By:	/s/ Jon Erik Gundlach JON ERIK GUNDLACH President, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jon Erik Gundlach, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Jon Erik Gundlach Jon Erik Gundlach	President, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer	Dated: January 8, 2003